CONTACTS
From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Properties, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: 484-532-7783	Ph: 212-415-6500

FOR IMMEDIATE RELEASE

AMERICAN REALTY CAPITAL PROPERTIES, INC.
ANNOUNCES TAX TREATMENT OF 2011 DISTRIBUTIONS

NEW YORK, NY, January 19, 2012 — American Realty Capital Properties, Inc. (NASDAQ: ARCP) today announced the tax treatment for dividend distributions taxable in 2011 on its common stock (“Common Stock”). The 2011 distribution of $0.2187 per share is classified for income tax purposes as follows:

American Realty Capital Properties, Inc., Common Stock, CUSIP # 02917T104

Record	Payable	Total Distribution per	2011 Ordinary Dividends	2011 Total Capital Gain Distribution	2011 Nondividend Distributions
Date	Date	Share	Form 1099 Box 1a	Form 1099 Box 2a	Form 1099 Box 3
10/08/11	10/17/11	$0.0729	$0.0000	$0.0000	$0.0729
11/08/11	11/15/11	$0.0729	$0.0000	$0.0000	$0.0729
12/08/11	12/15/11	$0.0729	$0.0000	$0.0000	$0.0729

American Realty Capital Properties, Inc. is a publicly-traded Maryland corporation listed on The NASDAQ Capital Market that intends to qualify as a real estate investment trust focused on owning and acquiring single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about the Company can be found on the Company’s website at www.americanrealtycapitalproperties.com.

For more information about this announcement, please contact Tony DeFazio of DeFazio Communications, LLC at 484-532-7783 or tony@defaziocommunications.com.

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